Exhibit 5.1

O’Melveny & Myers LLP	T: +1 213 430 6000
400 South Hope Street	F: +1 213 430 6407
18th Floor	omm.com
Los Angeles, CA 90071-2899

October 13, 2021

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

Re:	Issuance of 300,000 Shares of 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, of Air Lease Corporation

Ladies and Gentlemen:

We have acted as special counsel to Air Lease Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 300,000 shares of 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share (the “Shares”) pursuant to an underwriting agreement, dated October 5, 2021 (the “Underwriting Agreement”), among the Company and BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and RBC Capital Markets, LLC, as the representatives of the several Underwriters listed in Schedule 1 to the Underwriting Agreement. The Shares constitute a series of the preferred stock registered on a Registration Statement on Form S-3 (File No. 333-255862), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 7, 2021 (the “Registration Statement”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. In our examination, we have assumed that the certificates for the Shares will conform to the form thereof examined by us, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. To the extent the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. In addition, we have assumed that the Shares have been duly recorded by a transfer agent and duly registered by a registrar thereof in the direct registration system of the Company and that the notice required by Section 151(f) of the General Corporation Law of the State of Delaware will be given to the holders of Shares within a reasonable time following the issuance of the Shares. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant and, subject to the limitations and qualifications in this opinion, we are of the opinion that the issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

Century City • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

The law covered by this opinion is limited to the current General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Shares.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement, and to the reference to O’Melveny & Myers LLP under the caption “Legal Matters” in the prospectus supplement, dated October 5, 2021, constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

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